                                                                     Exhibit 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                 XIRCOM, INC.

     The undersigned, Dirk I. Gates and Randall H. Holliday, hereby certify that:

     A. They are the duly elected and acting President and Secretary, respectively, of Xircom, Inc., a California corporation.

     B. The Articles of Incorporation of said corporation are amended and restated to read in full as follows:

                                   ARTICLE I

                                     NAME
                                     ----
                  The name of this corporation is Xircom, Inc.

                                  ARTICLE II

                                   PURPOSES
                                   --------

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                  ARTICLE III

                               AUTHORIZED SHARES
                               -----------------

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock this corporation shall have authority to issue is 2,000,000, par value $0.001 per share, and the total number of shares of Common Stock this corporation shall have authority to issue is 125,000,000 par value $0.001 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences, rights and privileges, and the qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE IV

              DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS
              --------------------------------------------------

     1.  Liability for Monetary Damages.  The liability of the directors of this
         ------------------------------
corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2.  Indemnification of Agents.  The corporation is authorized to provide
         -------------------------
indemnification of directors, officers and other agents (as defined in Section 317 of the California Corporation Code) of the corporation to the fullest extent permissible under California law.

     3.  Amendments, Repeals and Modifications.  Any amendment, repeal or
         -------------------------------------
modification of any provision of this Article IV shall not adversely affect any right or protection of a director or officer or other agent of the corporation existing at the time of such amendment, repeal or modification.

     C. The foregoing amendment and restatement of articles has been approved by the Board of Directors of said corporation.

     D. The foregoing amendment and restatement of articles has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock, voting as a class.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on February 8, 2000.

                                    /s/ Dirk I. Gates
                                    -----------------
                                    Dirk I. Gates, President

                                    /s/ Randall H. Holliday
                                    -----------------------
                                    Randall H. Holliday, Secretary

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

     Executed at Thousand Oaks, California, on February 8, 2000.

                                    /s/ Dirk I. Gates
                                    -----------------
                                    Dirk I. Gates, President

                                    /s/ Randall H. Holliday
                                    -----------------------
                                    Randall H. Holliday, Secretary

                                      -3-